EXHIBIT 10.1

DOLLAR TREE, INC.
STOCK INCENTIVE PLAN

THIS DOLLAR TREE, INC. INCENTIVE PLAN (“Plan”) is made by Dollar Tree, Inc. and its member companies (“Company”).

ARTICLE 1
PURPOSE

The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company's economic objectives.

ARTICLE 2
DEFINITIONS

The following terms have the meanings set forth below, unless the context otherwise requires:

2.1           Affiliate. With respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person. (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

2.2           Board. The Board of Directors of the Company.

2.3           Code. The Internal Revenue Code of 1986, as amended.

2.4           Committee. The group of individuals administering the Plan, as provided in Article 3 of the Plan.

2.5           Common Stock. The common stock $0.01 par value of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.6           Disability. The permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.7           Eligible Recipient. All employees (including, without limitation, officers and directors who are also employees), Outside Directors, consultants and independent contractors of the Company or any Member Company.

2.8           Exchange Act. The Securities Exchange Act of 1934, as amended.

2.9           Fair Market Value. The Fair Market Value of the Common Stock shall be:

2.9.1           If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market System, the last sale price of the Common Stock on such exchange or reported by the Nasdaq National Market system as of such date (or if no shares were traded on such day, as of the next preceding day on which there was such a trade).

2.9.2           If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market system, and bid and asked prices therefor in the over-the-counter market are reported by the Nasdaq Small Cap Market® or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the Nasdaq System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

2.9.3           If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market system, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.10           Incentive Stock Option. The right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

2.11           Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Committee designates as a participating employer in the Plan.

2.12           Non-Statutory Stock Option. The right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 or Article 7 of the Plan that does not qualify as an Incentive Stock Option.

2.13           Option. An Incentive Stock Option or a Non-Statutory Stock Option.

2.14           Outside Director. A member of the Board who is not an employee of the Company, Saunders Karp & Co., or any Affiliate thereof and who satisfies the definition of: (i) a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and (ii) an "outside director" pursuant to Section 162(m) of the Code.

2.15           Participant. An Eligible Recipient who receives one or more Options under the Plan.

2.16           Person.  Any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d)(2) of the Exchange Act), other than the Company, any Member Company or any employee benefit plan sponsored by the Company or a Member Company.

2.17           Previously Acquired Shares. Shares of Common Stock that are already owned by the Participant and shares of Common Stock that could be acquired by the Participant pursuant to the exercise of an Option.

2.18           Retirement. The retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, any early retirement plan or practice of the Company or Member Company then covering the Participant.

2.19           Securities Act. The Securities Act of 1933, as amended.

ARTICLE 3
PLAN ADMINISTRATION

3.1           The Committee. The Plan shall be administered by the Board or by a committee of the Board consisting of not less than two persons. However, from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by a committee appointed by the Board consisting of not less than two Board members; provided, that all of the members of the committee shall be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. From and after the date on which Section 162(m) of the Code becomes applicable to the Plan, all members of the committee shall also be "outside directors" within the meaning of Section 162(m) of the Code. Members of such a committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. In the event one or more member(s) of the Board is both an employee of the Company and permitted to serve on the committee under applicable provisions of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, at least one such Board member shall be a member of the committee. In the event one or more member(s) of the Board is both an employee of Saunders Karp & Co. and permitted to serve on the committee under applicable provisions of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, at least one such Board member shall be a member of the committee. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established.

3.2           Authority of the Committee.

3.2.1           In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine (i) the Eligible Recipients who shall be selected as Participants, (ii) the nature and extent of the Options to be granted to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will vest or become exercisable), (iii) the time or times when Options will be granted, (iv) the duration of each Option, (v) the restrictions and other conditions to which the exercisability or vesting of Options may be subject, and (vi) such other provisions of the Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the option agreements with Participants which shall evidence the particular terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which agreements shall be consistent with the provisions of the Plan.

3.2.2           With the consent of the Participant affected thereby, the Committee may amend or modify the terms of any outstanding Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option, or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options.

3.2.3           The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Member Companies, the shareholders of the Company, the Committee and each of its members, the directors, officers and employees of the Company and its Member Companies, and the Participants and their successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

ARTICLE 4
STOCK SUBJECT TO THE PLAN

4.1           Number of Shares. Subject to adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 8,400,000 shares of Common Stock. No options for more than 60,000 shares may be granted to any one Participant in any calendar year. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to any tax or regulatory requirement the Board deems it desirable to comply with or seek relief under, the shareholders of the Company.

4.2           Shares Available for Use. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall become available for use under the Plan. Also, Previously Acquired Shares which are tendered to the Company in satisfaction or partial satisfaction of the Exercise Price pursuant to Section 6.6 or in satisfaction or partial satisfaction of withholding obligations pursuant to Article 10 shall become available for use under the Plan to the extent permitted by Rule 16b-3 of the Exchange Act.

4.3           Adjustments to Shares.

4.3.1           All shares reserved or held for issuance under the Plan, as well as shares of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the Company's outstanding shares of Common Stock resulting from any stock split, reverse stock split, stock dividend, combination, or reclassification of Common Stock or any similar transaction effected without the receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination shall be final, binding, and conclusive. The Board shall also have the right to substitute or assume options in connection with mergers, reorganizations, or other transactions to which Section 424(a) of the Internal Revenue Code applies. The Board may increase the number of shares of Common Stock reserved for issuance under the Plan by the corresponding number of Options assumed, or in the case of substitution, by the net increase in the number of shares subject to Options before and after substitution.

4.3.2           Notwithstanding Section 4.3.1, there shall be no adjustment to the shares authorized pursuant to this Plan for an event described in Section 4.3.1 which occurs before or simultaneously with the date of closing of a public offering of the Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in the Company or selling shareholders receiving aggregate proceeds from the public offering of at least $15,000,000.

ARTICLE 5
PARTICIPATION

Except with respect to Outside Directors the terms of whose Options are governed by Article 7, Participants in the Plan shall be those Eligible Recipients who, in the judgment of the Committee, have performed, are performing, or during the term of an Option will perform, services in the management, operation and development of the Company or any Member Company, and significantly contributed, are significantly contributing or are expected to significantly contribute to the achievement of corporate economic objectives. Eligible Recipients may be granted from time to time one or more Options, as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Options granted to various Eligible Recipients need not be uniform, consistent or in accordance with any plan, regardless of whether such Eligible Recipients are similarly situated. Upon determination by the Committee that an Option is to be granted to an Eligible Recipient, written notice shall be given such person, specifying the terms, conditions, rights and duties related thereto. Each Eligible Recipient to whom an Option is to be granted shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, and the related option agreements shall be dated as of such date.

ARTICLE 6
STOCK OPTIONS

6.1           Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option; provided, however, that an Incentive Stock Option shall be granted only to an Eligible Recipient who is an employee of the Company or a Member Company. The terms of the agreement relating to a Non-Statutory Stock Option shall expressly provide that such Option shall not be treated as an Incentive Stock Option. No Options shall be granted to an Outside Director pursuant to this Article 6. Options shall be granted for no cash consideration unless minimal cash consideration is required by applicable law.

6.2           Exercise. An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee in its sole discretion at the time the Option is granted. Upon the completion of its exercise period, an Option, to the extent not then exercised, shall expire.

6.3           Exercise Price.

6.3.1           Incentive Stock Options. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion, at the date of its grant; provided; however, that such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

6.3.2           Non-Statutory Stock Options. The per share price to be paid by the Participant at the time a Non-Statutory Stock Option is exercised shall be determined by the Committee in its sole discretion at the time the Option is granted; provided, however, that such price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

6.4           Duration.

6.4.1           Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee in its sole discretion at the time such Option is granted; provided, however, that in no event shall such period exceed 10 years from its date of grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Section 424(f) and 424(e), respectively, of the Code), five years from its date of grant.

6.4.2           Non-Statutory Stock Options. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Committee in its sole discretion at its date of grant.

6.4.3           Effect of Termination of Employment or Other Service. Notwithstanding this Section 6.4, except as provided in Articles 8 and 9 of the Plan, all Options granted to a Participant shall terminate and may no longer be exercised upon the termination of the Participant's employment or other status with the Company and all Member Companies.

6.5           Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Chief Financial Officer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with Section 12.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the agreement evidencing such Option. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until its expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.

6.6           Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by transfer from the Participant to the Company of Previously Acquired Shares. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances, including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. In the event the Participant is permitted to pay the purchase price of an Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option. No shares of Common Stock shall be delivered pursuant to exercise of any Option until payment in full of any amount required to be paid pursuant to the Plan or the applicable option agreement is, or is arranged to be, received by the Company.

6.7           Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine pursuant to Section 4.3 of the Plan.

6.8           Disposition of Common Stock Acquired Pursuant to the Exercise of Incentive Stock Options. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise and the date on which such shares of Common Stock were transferred to the Participant pursuant to exercise of the Option, the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of a Participant to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise and the date on which such shares were transferred to the Participant pursuant to the exercise of the Option.

6.9           Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or any parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-Statutory Stock Options. The determination shall be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an incentive stock option.

ARTICLE 7
TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS

7.1           Grant. Subject to the terms and conditions of the Plan (other than Article 6), Options shall be granted to each Outside Director on the terms and conditions set forth in this Article 7. During the term of the Plan and provided that sufficient shares of Common Stock are available pursuant to Article 4:

7.1.1           An Outside Director shall be granted a Non-Statutory Stock Option for 7,500 shares of Common Stock upon his initial election to the Board.

7.1.2           Upon the conclusion of each Annual Meeting of the Shareholders of the Company ("Applicable Annual Meeting"), an Outside Director who was initially elected to the Board before the Applicable Annual Meeting shall be granted a Non-Statutory Stock Option pursuant to Section 7.1.2.1 or Section 7.1.2.2, as the case may be:

7.1.2.1        Each Outside Director who was initially elected to the Board after the Annual Meeting immediately preceding the Applicable Annual Meeting shall be granted a Non-Statutory Stock Option. The number of shares of Common Stock covered by each such Option shall be 7,500 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of initial election of such Outside Director and the Applicable Annual Meeting but not to exceed 365, and the denominator of which shall be 365; or

7.1.2.2        Each Outside Director who was initially elected to the Board on or before the Annual Meeting immediately preceding the Applicable Annual Meeting shall be granted a Non-Statutory Stock Option. The number of shares of Common Stock covered by each such Option, shall be 7,500.

7.1.3           Options shall be granted for no cash consideration unless minimal cash consideration is required by applicable law.

7.1.4           For purposes of Section 7.1.1, the date of an Outside Director's initial election to the Board shall be the date of grant for such Option. For purposes of Section 7.1.2, the date of the Applicable Annual Meeting shall be the date of grant for such Option.

7.1.5           When Non-Statutory Stock Options are granted to Outside Directors pursuant to this Section 7.1, the number of shares of Common Stock initially covered by such Options, which is stated in Section 7.1.1 and Section 7.1.2 above, shall not be subject to adjustment on account of any stock split, reverse stock split, stock dividend, combination, or reclassification of Common Stock or any similar transaction effected without the receipt of consideration by the Company.

7.2           Exercise Price. The purchase price of each share of Common Stock subject to an Option granted to an Outside Director pursuant to this Article 7 shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant.

7.3           Exercise. Subject to the provisions of Section 7.4 hereof, Options granted to Outside Directors pursuant to Section 7.1 shall vest and become exercisable immediately, unless the Company is not subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Exchange Act, in which case said Options shall vest and become exercisable immediately after the Company becomes subject to such requirement.

7.4            Duration Period. Each Option granted to an Outside Director pursuant to this Article 7 and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

7.4.1           Ten years after the date such Option is granted;

7.4.2           Three years after the Outside Director is no longer a director of the Company; and

7.4.3           The expiration of the period specified in Section 8.5, whichever is applicable, after an Outside Director ceases to be a member of the Board.

In no event shall an Option be exercisable at any time after its original expiration date.

7.5           Manner of Exercise; Payment of Exercise Price; Rights as a Shareholder. The provisions of Sections 6.5, 6.6 and 6.7 regarding manner of exercise, payment of exercise price and rights of a shareholder, respectively, shall govern with respect to Outside Director Options.

ARTICLE 8
EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

8.1           Termination of Employment or Other Service Due to Death, Disability or Retirement. Subject to Section 8.5 relating to Outside Directors, except as otherwise provided in Article 9 of the Plan, in the event a Participant's employment or other service with the Company and all Member Companies is terminated by reason of such Participant's death, Disability or Retirement, all outstanding Options then held by the Participant shall become immediately exercisable in full and remain exercisable after such termination for a period of three months in the case of Retirement and one year in the case of death or Disability (but in no event after the expiration date of any such Option).

8.2           Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement. Subject to Section 8.5 relating to Outside Directors, except as otherwise provided in Article 9 of the Plan or as otherwise determined by the Committee either at the time an Option is granted or thereafter, in the event of termination of the Participant's employment or other status with the Company and all Member Companies in relation to which the Option was granted for any reason other than death, Disability or Retirement, all rights of the Participant under the Plan shall immediately terminate without notice of any kind, and no Options then held by the Participant shall thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Member Company for "cause," all outstanding Options then held by such Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option). For purposes of this Section 8.2, "cause" shall be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, shall mean (a) dishonesty, fraud, misrepresentation, embezzlement or material or deliberate injury or attempted injury, in each case related to the Company or any Member Company, (b) any unlawful or criminal activity of a serious nature, (c) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (d) any material breach of a confidentiality or noncompetition agreement entered into with the Company or any Member Company.

8.3           Modification of Effect of Termination. Notwithstanding the provisions of this Article 8, upon a Participant's termination of employment or other status with the Company and all Member Companies with respect to which Options were granted, the Committee may, in its sole discretion (which may be exercised before or following such termination) cause Options, or any portions thereof, then held by such Participant to become exercisable and remain exercisable following such termination in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one year following employment termination by reason of death or Disability shall thereafter be deemed to be a Non-Statutory Stock Option.

8.4           Date of Termination. Unless the Committee shall otherwise determine in its sole discretion, a Participant's employment or other service shall, for purposes of the Plan, be deemed to have terminated on the date such Participant ceases to perform services for the Company and all Member Companies, as determined in good faith by the Committee.

8.5           Cessation of Participant as an Outside Director. In the event that an Outside Director's service on the Board ceases due to death, disability or retirement, all outstanding options then held by the Outside Director shall remain exercisable for a period of three years following the cessation of service. Except as otherwise provided by the Board, in the event that an Outside Director's service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one year following the cessation of service. In any event, if an Outside Director is involuntarily removed for breach of duty, dishonesty or any other cause, all vested and exercisable shares of options awarded under the Plan are immediately forfeited.

ARTICLE 9
CHANGE OF CONTROL

9.1           Change in Control. For purposes of this Article 9, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

9.2           Acceleration of Vesting. If a Change of Control of the Company shall occur, the Committee, in its sole discretion, may determine that all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Options have been granted shall continue with the Company or any Member Company. This provision regarding acceleration of vesting shall not apply to Options granted to Outside Directors pursuant to Article 7.

9.3           Cash Payment. If a Change of Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change of Control of the Company over the exercise price per share of such Options. This provision regarding cash payment shall not apply to Options granted to Outside Directors pursuant to Article 7.

9.4           Limitation on Change in Control Payments. Notwithstanding anything in Section 9.2 or 9.3 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 9.2 or the payment of cash in exchange for all or part of an Option as provided in Section 9.3 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to such Participant pursuant to Sections 9.2 and 9.3 above shall be reduced to the largest extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 10
RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES

The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company) or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant or exercise of an Option or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Option, or (b) require the Participant promptly to remit the amount of such withholding liability to the Company before taking any action with respect to the exercise of an Option or the issuance of any stock certificate either to the Participant or any transferee. The Committee, in its sole discretion, may permit a Participant to pay all or a portion of such withholding liability either by surrendering Previously Acquired Shares already owned by the Participant or by electing to have the Company retain shares subject to the Option, provided that the Committee determines that the fair market value of the surrendered Previously Acquired Share or the retained shares is equal to such withholding liability.

ARTICLE 11
RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS;
TRANSFERABILITY

11.1           Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Member Company to terminate the employment or service of any Eligible Recipient or Participant at any time, or confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Member Company.

11.2           Restrictions on Transfer. Other than as explicitly permitted in this Section 11.2, no right or interest of any Participant in an Option prior to the exercise of such Options shall be assignable or transferrable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy.

11.2.1          In the event of a Participant's death, such Participant's rights and interest in Options shall be transferrable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Article 8 of the Plan) may be made by, the Participant's legal representatives, heirs or legatees.

11.2.2          If in the opinion of the Committee a Participant holding an Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Participant may be made to, and any rights of the Participant under the Plan shall be exercised by, such Participant's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

11.2.3          Options may be transferred to a Participant's family member who has acquired the options from the employee through a gift or a qualified domestic relations order (as defined by the Code). For purposes of this Section, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Options may not be transferred for value, provided that the following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity. This Section 11.2.3 shall not apply to Incentive Stock Options.

11.3           Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

ARTICLE 12
SECURITIES LAW RESTRICTIONS

12.1           Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

12.1.1          (i) There shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Participant (or, in the event of death or disability, the Participant's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

12.1.2          There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

12.2           Share Transfers. Shares of Common Stock issued pursuant to Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreement requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

12.3           Holding Period Requirement. The Options granted and any Common Stock acquired pursuant to the exercise of Options under this Plan may be subject to a six-month holding requirement from the grant date pursuant to Rule 16b-3(d)(3) under the Exchange Act.

12.4           Legends.

12.4.1          Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

12.4.2          The Committee, in its sole discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE [THE LATER OF THE ONE-YEAR OR TWO-YEAR INCENTIVE STOCK OPTION HOLDING PERIODS], WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

ARTICLE 13
PLAN AMENDMENT; MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD.

ARTICLE 14
EFFECTIVE DATE OF THE PLAN

14.1           Effective Date. The Plan is effective January 1, 1995 and the Plan was adopted by the Board and approved by the shareholders by unanimous written consent on January 12, 1995, and ratified and confirmed by the shareholders on January 30, 1995.

14.2           Duration of the Plan. The Plan shall terminate at midnight on the tenth anniversary from the effective date, and may be terminated prior thereto by Board action, and no Option shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

ARTICLE 15
MISCELLANEOUS

15.1           Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

15.2           Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Virginia, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Virginia with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

15.3           Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

15.4           Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.